EXHIBIT 99.1

Vital Energy Completes Rebranding
Fourth-Quarter 2022 Production Expected to Exceed Guidance
TULSA, OK - January 8, 2023 - Vital Energy, Inc. (NYSE: VTLE) ("Vital" or the "Company") today announced the completion of the Company’s rebranding and on Monday, January 9, 2023, will begin trading under the ticker "VTLE" on the NYSE. The Company’s new website is www.vitalenergy.com.
Additionally, Vital updated its outlook for fourth-quarter 2022 production and incurred capital expenditures.
Fourth-Quarter 2022 Production and Incurred Capital Expenditure Outlook
•Oil production is expected to be approximately 35.5 thousand barrels of oil per day ("MBO/D"), exceeding guidance of 32.0 - 34.0 MBO/D
•Total production is expected to be approximately 77.5 thousand barrels of oil equivalent per day ("MBOE/D"), higher than guidance of 72.5 - 75.5 MBOE/D
•Incurred capital expenditures are expected to be within the Company’s guidance range of $135 - $145 million
Fourth-Quarter and Full-Year 2022 Earnings Release and Conference Call
Vital plans to report complete fourth-quarter and full-year 2022 financial and operating results after market close on Tuesday, February 21, 2023, and host a conference call and webcast on Wednesday, February 22, 2023 at 7:30 a.m. CT.
To participate in the call, dial 800.715.9871, using conference code 5063785 or listen to the call via the Company's website at www.vitalenergy.com, "Investor Relations | News & Presentations." A replay will be available following the call via the Company’s website.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital may be found on its website at www.vitalenergy.com.

Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, increases to interest rates as a result of the Federal Reserve's tightening monetary policy, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital's website at www.vitalenergy.com, "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Investor Contact:
Ron Hagood
918.858.5504
ron.hagood@vitalenergy.com

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